Free Writing Prospectus (To the Prospectus dated August 27, 2008, and the Prospectus Supplement dated August 27, 2008)	Filed Pursuant to Rule 433 Registration No. 333-145845 November 12, 2008

Buffered iSuperTrackSM Notes due November 30, 2009 Medium-Term Notes, Series A, No. E-2791-2794

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The Buffered iSuperTrackSM Notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each Reference Asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a senior unsecured debt security linked to the performance of a single Linked Share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1‡)

•	Issue Date: November 28, 2008 ‡‡

•	Initial Valuation Date: November 24, 2008 ‡‡

•	Final Valuation Date: November 24, 2009 ‡‡‡

•	Maturity Date: November 30, 2009 ‡‡‡

•	Denominations: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

•	Initial Price: The Initial Share Price of the Reference Asset on the Initial Valuation Date as set forth in the table below

•	Final Price: The closing share price of the Reference Asset on the Final Valuation Date

•

Payment at Maturity: For each Note offering, if the Final Price is greater than the Initial Price (that is the Reference Asset Return is greater than 0%), you will receive a cash payment per $1,000 principal amount equal to the Reference Asset Return multiplied by the Upside Leverage Factor plus the Supplemental Amount, subject to a Maximum Return on the Notes as indicated in the table below. If the Reference Asset Return is greater than 0%, your payment per $1,000 principal amount will be calculated as follows, subject to the Maximum Return for such Note:

$1,000 + [$1,000 x (Reference Asset Return x Upside

Leverage Factor)] + Supplemental Amount

If the Reference Asset Return is less than or equal to 0% but equal to or greater than –20%, you will receive the principal amount of your Notes plus the Supplemental Amount, calculated as follows:

$1,000 + Supplemental Amount

and

If the Reference Asset Return is less than –20%, you will receive a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by the sum of (i) the Reference Asset Return and (ii) the Buffer Percentage plus (c) the Supplemental Amount, calculated as follows:

$1,000 + [$1,000 x (Reference Asset Return + 20%)] + Supplemental Amount

If the Reference Asset declines by more than 25%, you will lose 1% of the principal amount of your Notes for every 1% that the Reference Asset declines. You may lose up to 75% of the principal amount of your Notes.

•	Reference Asset Return: For each Note offering, the performance of the Reference Asset from the Initial Valuation Date to the Final Valuation Date, calculated as follows:

Final Price – Initial Price

Initial Price

•	Calculation Agent: Barclays Bank PLC

•	Business Day: New York

The terms of each Note are as follows:

Note Issuance #	Reference Asset (each a “Linked Share”)	Initial Share Price	Ticker Symbol	Principal Amount	Supplemental Amount per $1,000 Note*	Buffer Percentage	Upside Leverage Factor	Maximum Return**	Downside Leverage Factor***	CUSIP/ISIN
E-2791	Apple Inc.	TBD	AAPL	TBD	$50	20.0%	1.2	18.50%	1.0	06738QUU0/ US06738QUU02
E-2792	Research In Motion Limited	TBD	RIMM	TBD	$50	20.0%	1.2	27.80%	1.0	06738QUX4/ US06738QUX41
E-2793	Amazon.com Inc.	TBD	AMZN	TBD	$50	20.0%	1.2	30.80%	1.0	06738QUV8/ US06738QUV84
E-2794	Halliburton Company	TBD	HAL	TBD	$50	20.0%	1.2	31.50%	1.0	06738QUY2/ US06738QUY24

*	The Supplemental Amount will be determined on the Initial Valuation Date.
**	The calculation of the Maximum Return on the Notes, which will include the Supplemental Amount, will be set on the Initial Valuation Date, but will not be less than the percentage set forth in the table above.
***	You will lose 1% of the principal amount of your Notes for every 1% that the Reference Asset Return is less than –20%.
‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc, and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked), and (2) is not a recommendation to buy, sell or hold securities.
‡‡	Expected. In the event that we make any change to the expected Initial Valuation Date and the Issue Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of each such Note remains the same.
‡‡‡	Subject to postponement in the event of a market disruption as described under “Market Disruption Events” in this free writing prospectus.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-3 of the prospectus supplement and “Selected Risk Considerations” beginning on page FWP-3 of this free writing prospectus.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Note Issuance #	Reference Asset	Price to Public		Agent’s Commission		Proceeds to Barclays Bank PLC
		Per Note	Total	Per Note	Total	Per Note	Total
E-2791	Apple Inc.	100%
E-2792	Research In Motion Limited	100%
E-2793	Amazon.com Inc.	100%
E-2794	Halliburton Company	100%

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Reference Asset (each, a “Linked Share”). The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of linked shares) identified on the cover page. You may purchase any one of the Notes being offered or, at your election, more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

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SELECT RISK CONSIDERATIONS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes with a Maximum Return, Maximum Rate, Ceiling or Cap”; and

•	“Risk Factors— Additional Risks Relating to Notes Which Contain a Multiplier”.

•

Your Investment in the Notes May Result in a Loss—The Notes do not guarantee a return of 100% of the principal amount invested, even if the Notes are held to maturity. The return on the Notes at maturity is linked to the performance of the applicable Reference Asset and will depend on whether, and the extent to which, the applicable Reference Asset Return is positive or negative. If the Reference Asset declines by more than 25%, you will lose 1% of the principal amount of your Notes for every 1% that the Reference Asset declines. You may lose up to 75% of the principal amount of your Notes.

•

Your Maximum Gain on the Notes Is Limited to the Maximum Return—If the Final Price is greater than the Initial Price, for each $1,000 principal amount, you will receive a payment at maturity of $1,000 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation in the applicable Reference Asset, which may be significant. We refer to this percentage as the Maximum Return, which will be set on the Initial Valuation Date and will not be less than the percentage indicated on the cover of this free writing prospectus as applicable to such Notes offering.

•

No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Linked Shares would have.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the Payment at Maturity described in this free writing prospectus is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

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•

Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the level of the applicable Reference Asset on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the applicable Reference Asset;

•	the time to maturity of the Notes;

•	the dividend rate on the Linked Shares;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•

Taxes— The federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

SELECTED PURCHASE CONSIDERATIONS

•

Market Disruption Events and Adjustments—The final valuation date, the maturity date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

•

Appreciation Potential—The Notes provide the opportunity to enhance equity returns. If the Reference Asset Return is positive, you will be entitled to receive, per $1,000 Note, an amount equal to the Reference Asset Return multiplied by the Upside Leverage Factor plus the Supplemental Amount, subject to a Maximum Return. The actual Maximum Return on the Notes will be set on the Initial Valuation Date and will not be less than the percentage indicated on the cover of this free writing prospectus. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•

Limited Protection Against Loss—Payment at maturity of the principal amount of the Notes is protected against a decline in percentage terms in the Final Price, as compared to the Initial Price, of up to the Buffer Percentage. If the Reference Asset declines by more than 25%, you will lose 1% of the principal amount of your Notes for every 1% that the Reference Asset declines. You may lose up to 75% of the principal amount of your Notes.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement.

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Reference Asset. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss would generally be long term capital gain or loss if you have held your Notes for more than one year.

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In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this free writing prospectus is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this free writing prospectus. You should further consult your tax advisor as to the possible alternative treatments in respect of the Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

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Historical Performance of the Linked Share

The following graph sets forth the historical performance of the Linked Share based on the daily closing share price from January 7, 2002 through November 7, 2008. The closing share price of the Linked Share on November 11, 2008 was 94.77.

We obtained the daily closing share prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical closing share prices of the Linked Share should not be taken as an indication of future performance, and no assurance can be given as to the Final Price on the Final Valuation Date. We cannot give you assurance that the performance of the Linked Share will result in the return of any of your initial investment.

Research in Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific.

The linked share’s SEC file number is: 0-29898.

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Historical Performance of the Linked Share

The following graph sets forth the historical performance of the Linked Share based on the daily closing share price from January 7, 2002 through November 7, 2008. The closing share price of the Linked Share on November 11, 2008 was 45.89.

We obtained the daily closing share prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical closing share prices of the Linked Share should not be taken as an indication of future performance, and no assurance can be given as to the Final Price on the Final Valuation Date. We cannot give you assurance that the performance of the Linked Share will result in the return of any of your initial investment.

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers. The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following graph sets forth the historical performance of the Linked Share based on the daily closing share price from January 7, 2002 through November 7, 2008. The closing share price of the Linked Share on November 11, 2008 was 46.30.

We obtained the daily closing share prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical closing share prices of the

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Linked Share should not be taken as an indication of future performance, and no assurance can be given as to the Final Price on the Final Valuation Date. We cannot give you assurance that the performance of the Linked Share will result in the return of any of your initial investment.

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) provides services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The following summarizes the Company’s services and products for each business segment. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 1-3492.

Historical Performance of the Linked Share

The following graph sets forth the historical performance of the Linked Share based on the daily closing share price from January 7, 2002 through November 7, 2008. The closing share price of the Linked Share on November 11, 2008 was 18.54.

We obtained the daily closing share prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical closing share prices of the Linked Share should not be taken as an indication of future performance, and no assurance can be given as to the Final Price on the Final Valuation Date. We cannot give you assurance that the performance of the Linked Share will result in the return of any of your initial investment.

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HYPOTHETICAL EXAMPLES

For each Note offering, if the Final Price is greater than the Initial Price (that is the Reference Asset Return is greater than 0%), you will receive a cash payment per $1,000 principal amount equal to the Reference Asset Return multiplied by the Upside Leverage Factor plus the Supplemental Amount, subject to a Maximum Return on the Notes as indicated in the table on the cover page of this free writing prospectus. If the Reference Asset Return is less than or equal to 0% but equal to or greater than –20%, you will receive the principal amount of your Notes plus the Supplemental Amount. However, if the Reference Asset Return is less than –20%, you will receive a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by the sum of (i) the Reference Asset Return and (ii) the Buffer Percentage of 20% plus (c) the Supplemental Amount. If the Reference Asset declines by more than 25%, you will lose 1% of the principal amount of your Notes for every 1% that the Reference Asset declines. You may lose up to 75% of the principal amount of your Notes.

The following tables below illustrate the hypothetical total return at maturity on the Notes. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, which results from comparing the Payment at Maturity per $1,000 principal amount to $1,000. Each table for a specified Note has been prepared on the basis of the assumptions that are set forth below for each note.

All hypothetical total returns are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following tables and examples have been rounded for ease of analysis.

The Initial Prices and the Final Prices of the Linked Shares and the associated Reference Asset Returns have been chosen arbitrarily for the purpose of these examples and should not be taken as indicative of the future performance of each such Linked Share. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Apple Inc.

Assumptions

•	Investor purchases $1,000 principal amount of Notes on the Issue Date at the Price to the Public indicated on the cover of this free writing prospectus and holds the Notes to maturity.

•	No market disruption events, reorganization events or events of default occur during the term of the Notes.

Initial Price:

Buffer Percentage: 20%

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Upside Leverage Factor: 1.2

Downside Leverage Factor: 1

Supplemental Amount: $50 per $1,000 Note

Maximum Return: 18.50%

Reference Asset Return	Payment at Maturity	Total Return on the Notes
100%	$1,185.00	18.50%
90%	$1,185.00	18.50%
80%	$1,185.00	18.50%
70%	$1,185.00	18.50%
60%	$1,185.00	18.50%
50%	$1,185.00	18.50%
40%	$1,185.00	18.50%
30%	$1,185.00	18.50%
20%	$1,185.00	18.50%
10%	$1,170.00	17.00%
5%	$1,110.00	11.00%
0%	$1,050.00	5.00%
–5%	$1,050.00	5.00%
–10%	$1,050.00	5.00%
–20%	$1,050.00	5.00%
–30%	$950	–5.00%
–40%	$850	–15.00%
–50%	$750	–25.00%
–60%	$650	–35.00%
–70%	$550	–45.00%
–80%	$450	–55.00%
–90%	$350	–65.00%
–100%	$250	–75.00%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the tables above are calculated.

Example 1: The Reference Asset Return is 5%.

On the Final Valuation Date, the Final Price of $103.15 was greater than the Initial Price of $98.24, resulting in a Reference Asset Return of 5%. Because the Reference Asset Return of 5% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does not exceed the hypothetical Maximum Return of 18.50%, the investor receives a Payment at Maturity of $1,110 per $1,000 Note calculated as follows:

Reference Asset Return = (103.15 – 98.24) / 98.24 = 5%

Payment at Maturity = $1,000 + [$1,000 x (5% x 1.2)] + $50 = $1,110.00

Example 2: The Reference Asset Return is 20%.

On the Final Valuation Date, the Final Price of $117.89 was greater than the Initial Price of $98.24, resulting in a Reference Asset Return of 20%. Because the Reference Asset Return of 20% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does exceed the hypothetical Maximum Return of 18.50%, the investor receives a Payment at Maturity of $1,185 per $1,000 Note, the maximum payment on the Notes.

Reference Asset Return = (117.89 – 98.24) / 98.24 = 20%

Payment at Maturity = $1,185

FWP–10

Example 3: The Reference Asset Return is –10%.

On the Final Valuation Date, the Final Price of $88.42 was less than the Initial Price of $98.24, resulting in a Reference Asset Return of –10%. Because the Reference Asset Return of –10% is less than 0% but greater than –20%, the investor receives a Payment at Maturity of $1,050 per $1,000 Note, calculated as follows:

Reference Asset Return = (88.42 – 98.24) / 98.24 = –10%

Payment At Maturity = $1,000 + $50= $1,050

Example 4: The Reference Asset Return is –30%.

On the Final Valuation Date, the Final Price of $68.77 was less than the Initial Price of $98.24, resulting in a Reference Asset Return of –30%. Because the Reference Asset Return of –30% is less than –20%, the investor receives a Payment at Maturity of $950 per $1,000 Note, calculated as follows:

Reference Asset Return = (68.77 – 98.24) / 98.24 = –30%

Payment at Maturity = $1,000 + [$1,000 x (–30% + 20%)] + $50 = $950

Research in Motion Limited

Assumptions

•	Investor purchases $1,000 principal amount of Notes on the Issue Date at the Price to the Public indicated on the cover of this free writing prospectus and holds the Notes to maturity.

•	No market disruption events, reorganization events or events of default occur during the term of the Notes.

Initial Price:

Buffer Percentage: 20%

Upside Leverage Factor: 1.2

Downside Leverage Factor: 1

Maximum Return: 27.80%

Supplemental Amount: $50 per $1,000 Note

Reference Asset Return	Payment at Maturity	Total Return on the Notes
100%	$1,278.00	27.80%
90%	$1,278.00	27.80%
80%	$1,278.00	27.80%
70%	$1,278.00	27.80%
60%	$1,278.00	27.80%
50%	$1,278.00	27.80%
40%	$1,278.00	27.80%
30%	$1,278.00	27.80%
20%	$1,278.00	27.80%
10%	$1,170.00	17.00%
5%	$1,110.00	11.00%
0%	$1,050.00	5.00%
–5%	$1,050.00	5.00%
–10%	$1,050.00	5.00%
–20%	$1,050.00	5.00%
–30%	$950	–5.00%
–40%	$850	–15.00%
–50%	$750	–25.00%
–60%	$650	–35.00%
–70%	$550	–45.00%
–80%	$450	–55.00%
–90%	$350	–65.00%
–100%	$250	–75.00%

FWP–11

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the tables above are calculated.

Example 1: The Reference Asset Return is 5%.

On the Final Valuation Date, the Final Price of $51.08 was greater than the Initial Price of $48.65, resulting in a Reference Asset Return of 5%. Because the Reference Asset Return of 5% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does not exceed the hypothetical Maximum Return of 27.80%, the investor receives a Payment at Maturity of $1,100 per $1,000 Note calculated as follows:

Reference Asset Return = (51.08 – 48.65) / 48.65 = 5%

Payment at Maturity = $1,000 + [$1,000 x (5% x 1.2)] + $50 = $1,110.00

Example 2: The Reference Asset Return is 30%.

On the Final Valuation Date, the Final Price of $63.25 was greater than the Initial Price of $48.65, resulting in a Reference Asset Return of 30%. Because the Reference Asset Return of 30% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does exceed the hypothetical Maximum Return of 27.80%, the investor receives a Payment at Maturity of $1,278 per $1,000 Note, the maximum payment on the Notes.

Reference Asset Return = (63.25 – 48.65) / 48.65 = 30%

Payment At Maturity = $1,278

Example 3: The Reference Asset Return is –15%.

On the Final Valuation Date, the Final Price of $41.35 was less than the Initial Price of $48.65, resulting in a Reference Asset Return of –15%. Because the Reference Asset Return of –15% is less than 0% but greater than –20%, the investor receives a Payment at Maturity of $1,050 per $1,000 Note, calculated as follows:

Reference Asset Return = (41.35 – 48.65) / 48.65 = –15%

Payment At Maturity = $1,000 + $50= $1,050

Example 4: The Reference Asset Return is –30%.

On the Final Valuation Date, the Final Price of $34.06 was less than the Initial Price of $48.65, resulting in a Reference Asset Return of –30%. Because the Reference Asset Return of –30% is less than –20%, the investor receives a Payment at Maturity of $950 per $1,000 Note, calculated as follows:

Reference Asset Return = (34.06 – 48.65) / 48.65 = –30%

Payment at Maturity = $1,000 + [$1,000 x (–30% + 20%)] + $50 = $950

FWP–12

Amazon.com Inc.

Initial Price:

Buffer Percentage: 20%

Upside Leverage Factor: 1.2

Downside Leverage Factor: 1

Maximum Return: 30.80%

Supplemental Amount: $50 per $1,000 Note

Reference Asset Return	Payment at Maturity	Total Return on the Notes
100%	$1,308.00	30.80%
90%	$1,308.00	30.80%
80%	$1,308.00	30.80%
70%	$1,308.00	30.80%
60%	$1,308.00	30.80%
50%	$1,308.00	30.80%
40%	$1,308.00	30.80%
30%	$1,308.00	30.80%
20%	$1,290.00	29.00%
10%	$1,170.00	17.00%
5%	$1,110.00	11.00%
0%	$1,050.00	5.00%
–5%	$1,050.00	5.00%
–10%	$1,050.00	5.00%
–20%	$1,050.00	5.00%
–30%	$950	–5.00%
–40%	$850	–15.00%
–50%	$750	–25.00%
–60%	$650	–35.00%
–70%	$550	–45.00%
–80%	$450	–55.00%
–90%	$350	–65.00%
–100%	$250	–75.00%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the tables above are calculated.

Example 1: The Reference Asset Return is 5%.

On the Final Valuation Date, the Final Price of $51.67 was greater than the Initial Price of $49.21, resulting in a Reference Asset Return of 5%. Because the Reference Asset Return of 5% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does not exceed the hypothetical Maximum Return of 30.80%, the investor receives a Payment at Maturity of $1,100 per $1,000 Note calculated as follows:

Reference Asset Return = (51.67 – 49.21) / 49.21 = 5%

Payment At Maturity = $1,000 + [$1,000 x (5% x 1.2)] + $50 = $1,110.00

Example 2: The Reference Asset Return is 40%.

On the Final Valuation Date, the Final Price of $68.89 was greater than the Initial Price of $49.21, resulting in a Reference Asset Return of 40%. Because the Reference Asset Return of 40% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does exceed the hypothetical Maximum Return of 30.80%, the investor receives a Payment at Maturity of $1,308 per $1,000 Note, the maximum payment on the Notes.

FWP–13

Reference Asset Return = (68.89 – 49.21) / 49.21 = 40%

Payment At Maturity = $1,308

Example 3: The Reference Asset Return is –10%.

On the Final Valuation Date, the Final Price of $44.29 was less than the Initial Price of $49.21, resulting in a Reference Asset Return of –10%. Because the Reference Asset Return of –10% is less than 0% but greater than –20%, the investor receives a Payment at Maturity of $1,050 per $1,000 Note, calculated as follows:

Reference Asset Return = (44.29 – 49.21) / 49.21 = –10%

Payment At Maturity = $1,000 + $50= $1,050

Example 4: The Reference Asset Return is –30%.

On the Final Valuation Date, the Final Price of $34.45 was less than the Initial Price of $49.21, resulting in a Reference Asset Return of –30%. Because the Reference Asset Return of –30% is less than –20%, the investor receives a Payment at Maturity of $950 per $1,000 Note, calculated as follows:

Reference Asset Return = (68.89 – 49.21) / 49.21 = –30%

Payment at Maturity = $1,000 + [$1,000 x (–30% + 20%)] + $50 = $950

Halliburton Company

Initial Price:

Buffer Percentage: 20%

Upside Leverage Factor: 1.2

Downside Leverage Factor: 1

Maximum Return: 31.50%

Supplemental Amount: $50 per $1,000 Note

Reference Asset Return	Payment at Maturity	Total Return on the Notes
100%	$1,315.00	31.50%
90%	$1,315.00	31.50%
80%	$1,315.00	31.50%
70%	$1,315.00	31.50%
60%	$1,315.00	31.50%
50%	$1,315.00	31.50%
40%	$1,315.00	31.50%
30%	$1,315.00	31.50%
20%	$1,290.00	29.00%
10%	$1,170.00	17.00%
5%	$1,110.00	11.00%
0%	$1,050.00	5.00%
–5%	$1,050.00	5.00%
–10%	$1,050.00	5.00%
–20%	$1,050.00	5.00%
–30%	$950	-5.00%
–40%	$850	–15.00%
–50%	$750	–25.00%
–60%	$650	–35.00%
–70%	$550	–45.00%
–80%	$450	–55.00%
–90%	$350	–65.00%
–100%	$250	–75.00%

FWP–14

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the tables above are calculated.

Example 1: The Reference Asset Return is 5%.

On the Final Valuation Date, the Final Price of $20.41 was greater than the Initial Price of $19.44, resulting in a Reference Asset Return of 5%. Because the Reference Asset Return of 5% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does not exceed the hypothetical Maximum Return of 31.50%, the investor receives a Payment at Maturity of $1,100 per $1,000 Note calculated as follows:

Reference Asset Return = (20.41 – 19.44) / 19.44 = 5%

Payment At Maturity = $1,000 + [$1,000 x (5% x 1.2)] + $50 = $1,110.00

Example 2: The Reference Asset Return is 40%.

On the Final Valuation Date, the Final Price of $27.22 was greater than the Initial Price of $19.44, resulting in a Reference Asset Return of 40%. Because the Reference Asset Return of 40% multiplied by the hypothetical Upside Leverage Factor of 1.2 plus the Supplemental Amount of $50 does exceed the hypothetical Maximum Return of 31.50%, the investor receives a Payment at Maturity of $1,315 per $1,000 Note, the maximum payment on the Notes.

Reference Asset Return = (27.22 – 19.44) / 19.44 = 40%

Payment at Maturity = $1,315

Example 3: The Reference Asset Return is –10%.

On the Final Valuation Date, the Final Price of $17.50 was less than the Initial Price of $19.44, resulting in a Reference Asset Return of –10%. Because the Reference Asset Return of –10% is less than 0% but greater than –20%, the investor receives a Payment at Maturity of $1,050 per $1,000 Note, calculated as follows:

Reference Asset Return = (17.50 – 19.44) / 19.44 = –10%

Payment At Maturity = $1,000 + $50= $1,050

Example 4: The Reference Asset Return is –30%.

O On the Final Valuation Date, the Final Price of $13.61 was less than the Initial Price of $19.44, resulting in a Reference Asset Return of –30%. Because the Reference Asset Return of –30% is less than –20%, the investor receives a Payment at Maturity of $950 per $1,000 Note, calculated as follows:

Reference Asset Return = (68.89 – 49.21) / 49.21 = –30%

Payment at Maturity = $1,000 + [$1,000 x (–30% + 20%)] + $50 = $950

FWP–15